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                                                                   EXHIBIT 23.B



                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in this Registration Statement of WSMP, Inc. on Form S-3 of our report dated May 22, 1996, appearing in and incorporated by reference in the Annual Report on Form 10-K of WSMP, Inc. for the year ended February 23, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Hickory, North Carolina


March 6, 1997